SOURCE: ADZONE RESEARCH, INC.

                 SEC REQUESTS DOCUMENTATION FROM ADZONE RESEARCH

CALVERTON, N.Y. - August 11, 2006 - AdZone Research, Inc. (OTC BB: ADZR) today reported that the Company and certain of its directors, executive officers and employees have been subpoenaed by the Securities and Exchange Commission (SEC) to produce documentation as part of a formal investigation. The Company is cooperating with the investigation.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited to those, set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise."

Contact:

AGORA Investor Relations
http://www.agoracom.com/IR/AdZone
ADZR@agoracom.com